Exhibit 10.02

                       AMENDMENT NO. 7 TO CREDIT AGREEMENT

        THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT ("AMENDMENT NO. 7") is dated as of February 22, 1999, and is by and among FEDERATED INVESTORS, INC., a Pennsylvania corporation (the "BORROWER"), the BANKS set forth therein (collectively, the "BANKS"), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks (the "AGENT").

        WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Senior Secured Credit Agreement dated as of January 31, 1996, as amended by Amendment No. 1 to Credit Agreement dated as of June 27, 1996, Amendment No. 2 to Credit Agreement dated as of December 13, 1996 and Amendment No. 3 to Credit Agreement dated as of October 1, 1997, Amendment No. 4 to Credit Agreement dated as of May 11, 1998, Amendment No. 5 to Credit Agreement dated as of July 17, 1998 and Amendment No. 6 to Credit Agreement dated as of December 3, 1998 (the "CREDIT AGREEMENT");

        WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Credit Agreement; and

        WHEREAS, the Borrower, the Banks and the Agent wish to amend the Credit Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

               DEFINITIONS.

               Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

               AMENDMENT OF CREDIT AGREEMENT.

                      Section 6.1 of the Credit Agreement is hereby amended by inserting the following immediately at the end of such Section:

               (dd) YEAR 2000. The Companies have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Companies (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). To the best knowledge of the Companies, except as set forth in the Borrower's most recent Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, the Year 2000 Problem will not result in any Material Adverse Change.

     Section   8.2(j)(iii)    [Liquidations,    Mergers,    Consolidations   and
Acquisitions] is hereby amended by deleting the second proviso in its entirety and inserting in lieu thereof:

               PROVIDED, FURTHER, that the foregoing dollar limitation shall not apply to acquisitions in which the only assets being acquired are (A) the right of one or more of the Companies to receive Fund Fees and any related contract rights, covenants not to compete, goodwill or other intangibles and (B) SUBJECT TO THE CAPITAL EXPENDITURE LIMITATION SET FORTH IN SECTION 8.2(O), FIXED ASSETS, so long as IN ANY SUCH ACQUISITION (i) any mutual fund generating the Fund Fees which are being acquired ("TARGET FUND") is merged into an existing fund, (ii) the composition of the board of directors of any Target Fund is identical to the board of directors of an existing Fund, or (iii) one or more of the Companies has entered into a servicing contract with the Target Fund and such contract or related contracts contain make-whole provisions upon early termination reasonably acceptable to the Agent.

               CONDITIONS OF EFFECTIVENESS OF AMENDMENT OF CREDIT AGREEMENT. The effectiveness of the amendment of the Credit Agreement is expressly conditioned upon satisfaction of each of the following conditions precedent on the date hereof:

     REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement shall be true and accurate on the date thereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions under the Senior Loan Documents and hereof; and no Event of Default or Potential Default under the Credit Agreement and the other Senior Loan Documents shall have occurred and be continuing or shall exist.

     AUTHORIZATION AND INCUMBENCY. There shall be delivered to the Agent for the benefit of each Bank a certificate, dated as of the date hereof, and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to: all action taken by the Borrower in connection with this Amendment and the other Loan Documents; and

                             the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and described in this
                                    Section 3 and the true signatures of such officer or officers and, in the case of the Borrower, specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely.

     ACKNOWLEDGMENT. Each of the Loan Parties, other than the Borrower, shall have executed the Confirmation in the form attached hereto as EXHIBIT 1 hereto.

     LEGAL  DETAILS;   COUNTERPARTS.   All  legal  details  and  proceedings  in
connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

               FEES AND EXPENSES. The Borrower hereby agrees to reimburse the Agent and the Banks on demand for all legal costs, expenses and disbursements relating to this Amendment No. 7 which are payable by the Borrower as provided in Sections 10.5 and 11.3 of the Credit Agreement.

               FORCE AND EFFECT. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

               GOVERNING LAW. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                            [SIGNATURE PAGES FOLLOW]

          SIGNATURE PAGE 1 OF 2 TO AMENDMENT NO. 7 TO CREDIT AGREEMENT

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment No. 7 as of the date first above written.

FEDERATED INVESTORS, INC.

By:
Title:

PNC BANK, NATIONAL ASSOCIATION
individually and as Agent

By:
Title:

BANK OF AMERICA NT&SA

By:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Title:

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK

By:
Title:

COMMERZBANK AKTIENGESELLSCHAFT
NEW YORK BRANCH

By:
Title:

SIGNATURE PAGE 2 OF 2 TO AMENDMENT NO. 7 TO CREDIT AGREEMENT

THE BANK OF NEW YORK

By:
Title:

THE BANK OF NOVA SCOTIA

By:
Title:

FIRST UNION NATIONAL BANK

By:
Title:

NATIONAL CITY BANK OF PENNSYLVANIA

By:
Title:

STAR BANK, N.A.

By:
Title:

THE CHASE MANHATTAN BANK

By:
Title:

                                    EXHIBIT 1

                                     FORM OF

                                  CONFIRMATION

        Reference is hereby made to that certain Senior Secured Credit Agreement by and between FEDERATED INVESTORS, INC. (successor by merger to Federated Investors), the BANKS set forth therein and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks dated as of January 31, 1996, as amended (the "CREDIT AGREEMENT"). All terms used herein unless otherwise defined herein shall have the meanings given to them in the Credit Agreement.

        On the date hereof, the Borrower, the Banks and the Agent are entering into that certain Amendment No. 7 to Credit Agreement (the "AMENDMENT"), a copy of which has been provided to the undersigned. This Confirmation is delivered to the Bank pursuant to Section 3(c) of the Amendment.

        Pursuant to the Credit Agreement, on the Closing Date (i) the Borrower, the Pledging Subsidiaries and the holders of the Class A Shares entered into that certain Pledge Agreement in favor of the Agent for the benefit of the Banks (the "PLEDGE AGREEMENT"), (ii) the Grantors entered into that certain Security Agreement in favor of the Agent for the benefit of the Banks (the "SECURITY AGREEMENT") and (iii) the Borrower and its Subsidiaries entered into that certain Intercompany and Subordination Agreement in favor of the Agent for the benefit of the Banks (the "INTERCOMPANY SUBORDINATION AGREEMENT"). This Confirmation will confirm to the Agent and the Banks that the undersigned Pledging Subsidiaries, holders of the Class A Shares, Grantors and Subsidiaries of the Borrower have read and understand the Amendment which amends Section 8.2(j) of the Credit Agreement [Liquidations, Mergers, Consolidations and Acquisitions] as set forth therein.

        The Pledging Subsidiaries and the holders of the Class A Shares hereby ratify and confirm the Pledge Agreement. The Grantors hereby ratify and confirm the Security Agreement. The Subsidiaries of the Borrower hereby ratify and confirm the Intercompany Subordination Agreement.

                            [SIGNATURE PAGES FOLLOW]

                     [SIGNATURE PAGE 1 OF 5 OF CONFIRMATION]

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned, by their duly authorized officers, have executed this Confirmation as of February ___, 1999.

ADVANCED INFORMATION SERVICES

By:
Title:

EDGEWOOD SERVICES, INC.

By:
Title:

FEDERATED ADMINISTRATIVE SERVICES

By:
Title:

FEDERATED ADMINISTRATIVE SERVICES, INC.

By:
Title:

FEDERATED ADVISERS

By:
Title:

[SIGNATURE PAGE 2 OF 5 OF CONFIRMATION]

FEDERATED INVESTORS TRUST CO.

By:
Title:

FEDERATED FINANCIAL SERVICES, INC.

By:
Title:

FEDERATED GLOBAL RESEARCH CORP.

By:
Title:

FEDERATED INTERNATIONAL MANAGEMENT LIMITED

By:
Title:

FEDERATED INVESTMENT COUNSELING

By:
Title:

FEDERATED INVESTORS BUILDING CORP.

By:
Title:

[SIGNATURE PAGE 3 OF 5 OF CONFIRMATION]

FEDERATED INVESTORS INSURANCE, INC.

By:
Title:

FEDERATED INVESTORS MANAGEMENT COMPANY

By:
Title:

FEDERATED MANAGEMENT

By:
Title:

FEDERATED RESEARCH

By:
Title:

FEDERATED RESEARCH CORP.

By:
Title:

FEDERATED SECURITIES CORP.

By:
Title:

                     [SIGNATURE PAGE 4 OF 5 OF CONFIRMATION]

FEDERATED SERVICES COMPANY

By:
Title:

FEDERATED SHAREHOLDER SERVICES

By:
Title:

FEDERATED SHAREHOLDER SERVICES COMPANY

By:
Title:

FFSI INSURANCE AGENCY, INC.

By:
Title:

FII HOLDINGS, INC.

By:
Title:

PASSPORT RESEARCH, LTD.

By:
Title:

                     [SIGNATURE PAGE 5 OF 5 OF CONFIRMATION]

RETIREMENT PLAN SERVICE COMPANY OF AMERICA

By:
Title:

THE VOTING SHARES IRREVOCABLE TRUST

By:/s/J. Christopher Donahue
J. Christopher Donahue, Trustee

By:/s/John F. Donahue
John F. Donahue, Trustee

By:/s/Rhodora J. Donahue
Rhodora J. Donahue, Trustee